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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Registration No. 333-104028) and related Prospectus of Indus International, Inc. for the registration of 6,826,664 shares of its common stock and to the incorporation by reference therein of our report dated May 13, 2003 with respect to the consolidated financial statements of Indus International, Inc. included in its Transition Report (Form 10-K) for the three-month period ended March 31, 2003, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
July 30, 2003